UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

ACCO Brands Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-08454	36-2704017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Corporate Drive
Lake Zurich, Illinois		60047
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 541-9500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 24, 2024, ACCO Brands Corporation (the "Company") committed to a three-year restructuring and cost savings program (the "Program"), with anticipated annualized pre-tax cost savings of at least $60 million. This includes the annualized savings of $12 million related to the previously announced Sidney, NY facility closure. The Program incorporates initiatives to simplify and delayer the Company's operating structure and reduce costs through headcount reductions, supply chain optimization, global footprint rationalization, and better leveraging of our sourcing capabilities. As a result of these actions, the Company will improve its speed of execution and bring key leaders closer to the customers.

The Company expects to record a pre-tax restructuring charge for the period ended December 31, 2023 of approximately $13 million which is primarily employee termination and benefit costs. This is in addition to the $9 million charge previously announced relating to the closure of our Sidney, NY facility. Total cash expenditures are expected to be $26 million with cash outflows of $18 million in 2024 and $8 million in 2025.

The Program also includes the Company operating and reporting under two segments effective January 1, 2024. The two reportable segments will be the Americas and International. The Americas reportable segment includes the U.S., Canada, Brazil, Mexico and Chile. The International reportable segment includes EMEA, Australia, New Zealand, and Asia.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Program, and the timing thereof, are subject to a number of assumptions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Program.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

In connection with Mr. Monko’s appointment as Executive Vice President and President, International, on January 29, 2024, ACCO Brands Corporation’s Polish subsidiary, Esselte Polska Sp. z o.o. ("Esselte Polska") entered into an Employment Contract with Mr. Monko, (the "Employment Contract").

The Employment Contract has a fixed term (the "Term") which ends on December 31, 2026, unless earlier terminated in accordance with its terms. During the Term, (i) Mr. Monko’s annual base salary will be 2,544,036 Polish Zloty, subject to annual merit increases, if any, and his target annual cash bonus will equal 75% of his annual base salary, (ii) he will continue to be eligible to participate in the Company’s Long Term Incentive Plan and (iii) he will continue to be eligible to receive healthcare, pension and other fringe benefits.

The Employment Contract may be terminated prior to the end of the Term by mutual agreement or in connection with gross misconduct. Mr. Monko’s employment will terminate at the end of the Term following the completion of a one-year "garden leave" period. At that time, Mr. Monko will be entitled to receive payments and benefits under the ACCO Brands Corporation Executive Severance Plan (subject to the plan terms and conditions). Any such payments and benefits will be reduced by the amount of statutory termination payments.

The Employment Contract also contains standard non-competition and employee and client non-solicitation covenants that apply during the term of the Employment Contract and for two years thereafter, as well as confidential information and intellectual property assignment covenants. In exchange for his compliance with the non-competition covenant following his employment termination, Mr. Monko will be entitled to receive 25% of his base salary during the non-competition period. At its option, Esselte Polska may elect not to invoke the post-termination non-competition covenants in which case no additional payments will be due.

The foregoing description of the Employment Contract does not purport to be complete and is qualified in its entirety by reference to the full Employment Contract, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on January 30, 2024 regarding the Program, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information included or incorporated by reference in this Current Report on Form 8-K under this Item 7.01 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Contract, dated January 29, 2024, between Mr. Cezary Monko and Esselte Polska Sp. z o o.

99.1	Press release of the Company announcing cost reduction program dated January 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Statements contained herein, other than statements of historical fact, particularly statements relating to cost reductions and the anticipated pre-tax savings from the cost reduction program, restructuring costs, footprint rationalization, simplifying and streamlining our operations, reducing complexity, enhancing the speed of decision-making, leveraging our sourcing capabilities and the timing of implementation and completion of the cost reduction program, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Forward-looking statements are subject to the occurrence of many events outside the company’s control and actual results and the timing of events may differ materially from those suggested or implied by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties.

Factors that could affect our results or cause our plans, actions and results to differ materially from current expectations include, among others, our ability to successfully execute the actions identified as part of the cost reduction program and realize the anticipated cost savings and operational synergies as well as other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, and in other reports we file with the SEC. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements when deciding whether to buy, sell or hold the company’s securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	January 30, 2024	By:	/s/ Deborah A. O'Connor
Name: Deborah A. O'Connor Title: Executive Vice President and Chief Financial Officer